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                                                                     Exhibit 1.1


                                  $200,000,000

                                  Jostens, Inc.

                                Medium-Term Notes
                                -----------------



                             DISTRIBUTION AGREEMENT
                             ----------------------

                                                           _______________, 1999

Credit Suisse First Boston Corporation,
Eleven Madison Avenue,
New York, NY  10010-3629

Banc One Capital Markets, Inc.
One First National Plaza
Chicago, IL 60670

J. P. Morgan Securities Inc.
60 Wall Street
New York, NY  10260

Ladies and Gentlemen:

         1. Introduction. Jostens, Inc., a Minnesota corporation (the "Issuer"), confirms its agreement with each of you (individually, a "Distributor" and collectively, the "Distributors") with respect to the issue and sale from time to time by the Issuer of its medium-term notes registered under the registration statement referred to in Section 2(a) (any such medium-term notes being hereinafter referred to as the "Securities," which expression shall, if the context so admits, include any permanent global Security). Securities may be offered and sold pursuant to Section 3 of this Agreement in an aggregate amount not to exceed the amount of Registered Securities (as defined in Section 2(a) hereof) registered pursuant to such registration statement reduced by the aggregate amount of any other Registered Securities sold otherwise than pursuant to Section 3 of this Agreement. The Securities will be issued under an indenture, dated as of __________, 1999 (the "Indenture"), between the Issuer and Norwest Bank Minnesota, N.A., as trustee (the "Trustee").

         The Securities shall have the terms described in the Prospectus referred to in Section 2(a) as it may be amended or supplemented from time to time, including any supplement to the Prospectus that sets forth only the terms of a particular issue of the Securities (a "Pricing Supplement"). Securities will be issued, and the terms thereof established, from time to time by the Issuer in accordance with the Indenture and the Procedures (as defined in
Section 3(d) hereof).
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         2. Representations and Warranties of the Issuer. The Issuer represents and warrants to, and agrees with, each Distributor as follows:

                  (a) A registration statement (No. 333-_____), including a prospectus, relating to $150,000,000 aggregate principal amount of debt securities of the Issuer, and a registration statement (No. 33-40233) relating to $50,000,000 aggregate principal amount of debt securities of the Issuer, including the Securities (the "Registered Securities") (including a prospectus which, as supplemented from time to time, shall be used in connection with sales of the Securities) have been filed with the Securities and Exchange Commission (the "Commission") and have been declared effective under the Securities Act of 1933, as amended (the "Act"). Such registration statements, as amended as of the Closing Date (as defined in Section 3(e) hereof), are hereinafter collectively referred to as the "Registration Statement," and the prospectus included in registration statement no. 333-____________ as supplemented so as generally to describe the Securities and the terms of the offering of the Securities, including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus." Any reference in this Agreement to amending or supplementing the Prospectus shall be deemed to include the filing of materials incorporated by reference in the Prospectus after the Closing Date and any reference in this Agreement to any amendment or supplement to the Prospectus shall be deemed to include any such materials incorporated by reference in the Prospectus after the Closing Date.

                  (b) On the effective date of each part of the Registration Statement, such Registration Statement conformed in all material respects to the requirements of the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the Closing Date, and at each of the times of acceptance and of delivery referred to in Section 6(a) hereof and at each of the times of amendment or supplementing referred to in Section 6(b) hereof (the Closing Date and each such time being herein sometimes referred to as a "Representation Date"), each part of the Registration Statement and the Prospectus as then amended or supplemented will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Issuer by any Distributor specifically for use therein.

                  (c) The Issuer has been duly incorporated and is an existing corporation in good standing under the laws of the State of Minnesota, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Issuer is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where the failure to so qualify would not have a material adverse effect on the business, financial condition, results of operations or properties of the Issuer and its subsidiaries taken as a whole (a "Material

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         Adverse Effect").

                  (d) Each subsidiary of the Issuer has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each subsidiary of the Issuer is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where the failure to so qualify would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Issuer has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Issuer, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

                  (e) The Indenture has been duly authorized, executed and delivered by the Issuer and duly qualified under the Trust Indenture Act and constitutes a valid and legally binding obligation of the Issuer enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether enforceability is considered in a proceeding at law or in equity); the Securities have been duly authorized, and when the Securities have been delivered and paid for pursuant to this Agreement, the Securities will have been duly executed, authenticated, issued and delivered and will conform in all material respects to the description thereof contained in the Prospectus and will constitute valid and legally binding obligations of the Issuer enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  (f) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Securities by the Issuer, except such as have been obtained and made under the Act and the Trust Indenture Act and such as may be required under state securities or Blue Sky laws.

                  (g) The execution, delivery and performance of the Indenture and this Agreement do not, and the completion, execution and issuance of each particular Security in accordance with the Indenture, the sale by the Issuer of such Security in accordance with this Agreement and compliance with the terms and provisions thereof will not, result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Issuer or any subsidiary of the Issuer or any of their properties, or any agreement or instrument to which the Issuer or any such subsidiary is a party or by which the Issuer or any such subsidiary is bound or to which any of the properties of the Issuer or any such subsidiary is subject and which is material to the issuer and its subsidiaries taken as a whole, or the

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         charter or by-laws of the Issuer or any such subsidiary, and the Issuer has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement.

                  (h) This Agreement (including any agreement with respect to the offering and sale of particular Securities as contemplated by
         Section 3) has been duly authorized, executed and delivered by the Issuer.

                  (i) Except as disclosed in the Prospectus, the Issuer and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Prospectus, the Issuer and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

                  (j) The Issuer and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Issuer or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

                  (k) No labor dispute with the employees of the Issuer or any subsidiary exists or, to the knowledge of the Issuer, is imminent that is reasonably likely to result in a Material Adverse Effect.

                  (l) The Issuer and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Issuer or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

                  (m) Except as disclosed in the Prospectus, neither the Issuer nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), to the knowledge of the Issuer owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Issuer is not aware of any pending investigation which might lead to such a claim.

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                  (n) Except as disclosed in the Prospectus, there are no
         pending actions, suits or proceedings against or affecting the Issuer, any of its subsidiaries or any of their respective properties that, if determined adversely to the Issuer or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Issuer to perform its obligations under the Indenture or this Agreement, or which are otherwise material in the context of the sale of the Securities; and, to the Issuer's knowledge, no such actions, suits or proceedings are threatened or contemplated.

                  (o) The financial statements included or incorporated by reference in the Registration Statement and Prospectus present fairly the financial position of the Issuer and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis; and the schedules included in the Registration Statement present fairly the information required to be stated therein.

                  (p) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, business, properties or results of operations of the Issuer and its subsidiaries taken as a whole.

                  (q) The Issuer is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company," as defined in the Investment Company Act of 1940.

                  (r) Neither the Issuer nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes, and the Issuer agrees to comply with such Section if prior to the completion of the distribution of the Securities it commences doing such business.

                  (s) Immediately after any sale of Securities by the Issuer hereunder or under any Terms Agreement, the aggregate amount of Securities which shall have been issued and sold by the Issuer hereunder or under any Terms Agreement and of any debt securities of the Issuer (other than such Securities) that shall have been issued and sold pursuant to the Registration Statement will not exceed the amount of debt securities registered under the Registration Statement.

         3. Appointment as Distributors; Agreement of Distributors;
Solicitations.

                  (a) (i) Subject to the terms and conditions stated herein, the Issuer hereby appoints each of the Distributors as the agents of the Issuer for the purpose of soliciting or receiving offers to purchase the Securities to be issued by the Issuer during any Marketing Time. For purposes of this Agreement "Marketing Time" shall mean any time when no suspension of solicitation of offers to purchase Securities pursuant to Section 3(c) or Section 4(c) shall be in effect or any time when either any Distributor shall own

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         any Securities with the intention of reselling them or the Issuer has accepted an offer to purchase Securities but the related settlement has not occurred.

                           (ii) So long as this Agreement shall remain in effect with respect to any Distributor, the Issuer shall not, without the consent of any such Distributor, solicit or accept offers to purchase Securities otherwise than to or through one of the Distributors; provided, however, that, subject to all of the terms and conditions of this Agreement, the foregoing shall not be construed to prevent the Issuer from selling at any time any Registered Securities in a firm commitment underwriting pursuant to an underwriting agreement that does not provide for a continuous offering of such Registered Securities; and provided, further, that the Issuer reserves the right from time to time (i) to solicit and accept offers to purchase Securities directly from, and sell Securities directly to an investor, and (ii) to accept a specific offer to purchase Securities solicited by a dealer other than the Distributors (each an "Other Dealer"), without obtaining the prior consent of any of the Distributors, provided that (x) the Issuer shall give each of the Distributors notice of its decision to accept such an offer to purchase Securities in advance of such acceptance, (y) any Other Dealer shall agree to be bound by and subject to the terms and conditions of this Agreement binding on the Distributors (including the commission schedule set forth on Exhibit A), and (z) so long as this Agreement remains in effect, the Issuer shall not, without the prior written consent of the Distributors (which shall not be unreasonably withheld), appoint any other agent or dealer for the purpose of soliciting or receiving offers to purchase Securities on a continuous basis. In the case of any sale of Securities by the Issuer directly to an investor and not resulting from a solicitation made by any Distributor, no commission will be payable with respect to such sale.

                  (b) (i) On the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, the each Distributor agrees, as an agent of the Issuer, to use reasonable efforts when requested by the Issuer to solicit offers to purchase the Securities upon the terms and conditions set forth in the Prospectus, as from time to time amended or supplemented.

                           (ii) Unless otherwise expressly agreed by a Distributor and the Issuer, such Distributor will solicit offers to purchase Securities from the Issuer through such Distributor, acting as agent, in accordance with the provisions of this Agreement. In such event, such Distributor shall communicate to the Issuer, orally or in writing, each reasonable offer to purchase Securities received by it as agent; and the Issuer shall have the sole right to accept offers to purchase the Securities and may reject any such offer, in whole or in part. Each Distributor shall have the right, in its discretion reasonably exercised, without notice to the Issuer, to reject any offer to purchase Securities received by it as such agent, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein. At the time of delivery of, and payment for, any Securities sold by the Issuer as a result of a solicitation made by, or offer to purchase received by, a Distributor, acting on an agency basis, the Issuer agrees to pay such Distributor a commission in accordance with the schedule set forth in Exhibit A hereto.

                           (iii) No Distributor shall have any obligation to purchase Securities from the Issuer; however, the Issuer and one or more Distributors (each, a "Presenting

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         Distributor") may agree from time to time that such Presenting
         Distributor will purchase Securities as principal for resale to investors and other purchasers selected by such Presenting Distributors. If expressly agreed by the Issuer and the Presenting Distributors, offers to sell Securities transmitted by the Distributors and accepted by the Issuer may constitute acceptance of an offer to sell such Securities to the Presenting Distributors for resale. Each sale of Securities to a Distributor as principal shall be made in accordance with the terms of this Agreement and (unless the Issuer and the Presenting Distributors shall otherwise agree) a Terms Agreement, in substantially the form of Exhibit B hereto (a "Terms Agreement"), which will provide for the sale of such Securities to, and the purchase and reoffering thereof by, the Distributor. In addition, if so specified in a Terms Agreement executed by the Issuer and one or more Presenting Distributors, such Presenting Distributors shall act as representative or representatives of the several underwriters named in such Terms Agreement for resale of the Securities specified in such Terms Agreement upon the terms and subject to the conditions specified in such Terms Agreement, this Agreement and in the Prospectus, as supplemented by the applicable Pricing Supplement. It is understood that the Distributors and any underwriters for which they may act as representative propose that they will offer any Securities which they agree to purchase as principal for sale as set forth in the Prospectus, as supplemented by the applicable Pricing Supplement. Each purchase of Securities by a Distributor as principal shall, unless otherwise agreed, be at a discount from the principal amount of each such Security equivalent to the applicable commission set forth in Exhibit A hereto.

                           (iv) In the event a Distributor purchases Securities as principal pursuant to Section 3(b)(iii), such Distributor is authorized to engage the services of any other brokers or dealers in connection with the offer or sale of such Securities and may reallow any portion of the discount received from the Issuer to such brokers or dealers. No Distributor shall offer or sell Securities on an agency basis through any sub-agents without the consent of the Issuer, which shall not be unreasonably withheld.

                           (v) No Distributor shall have any responsibility for maintaining records with respect to the aggregate principal amount of Securities sold, or otherwise monitoring the availability of Securities for sale under the Registration Statement.

                           (vi) No Security which the Issuer has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold by the Issuer, until such Security shall have been delivered to the purchaser thereof against payment by such purchaser.

                  (c) Upon receipt of notice from the Issuer as contemplated by
         Section 4(c) hereof, each Distributor shall suspend its solicitation of offers to purchase Securities until such time as the Issuer shall have furnished it with an amendment or supplement to the Registration Statement or the Prospectus, as the case may be, contemplated by
         Section 4(c) and shall have advised such Distributor that such solicitation may be resumed.

                           The Issuer reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Securities commencing at any time for any period of

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         time or permanently. Upon receipt of at least one Business Day's prior notice from the Issuer, the Distributors will forthwith suspend solicitation of offers to purchase Securities from the Issuer until such time as the Issuer has advised the Distributors that such solicitation may be resumed. For the purpose of the foregoing sentence, "Business Day" shall mean any day that is not a Saturday or Sunday, and that in The City of New York is not a day on which banking institutions generally are authorized or obligated by law or executive order to close. During such period, the Issuer shall not be required to comply with the provisions of Sections 6(b), (c) and (d). Upon advising the Distributors that such solicitation may be resumed, however, the Issuer shall simultaneously provide the documents required to be delivered by Sections 6(b), (c) and (d) as if the date of resumption were a Representation Date, and the Distributors shall have no obligation to solicit offers to purchase the Securities until such documents have been received by them.

                  (d) Administrative procedures respecting the sale of Securities (the "Procedures") shall be agreed upon from time to time by the Distributors and the Issuer. The initial Procedures, which are set forth in Exhibit C hereto, shall remain in effect until changed by agreement among the Issuer and the Distributors. Each Distributor and the Issuer agree to perform the respective duties and obligations specifically provided to be performed by each of them herein and in the Procedures. The Issuer will furnish to the Trustee a copy of the Procedures as from time to time in effect.

                  (e) The documents required to be delivered by Section 5 hereof shall be delivered at the office of ___________________, ______________________________, not later than 10:00 A.M., New York
         City time, on the date of this Agreement or at such later time as may be mutually agreed by the Issuer and the Distributors, which in no event shall be later than the time at which the Distributors commence solicitation of purchases of Securities hereunder, such time and date being herein called the "Closing Date." For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the settlement date (if later than the otherwise applicable settlement date) shall be the date for payment of funds and delivery of securities for all the Securities sold pursuant to an offering of Securities having identical terms (including the issue date) and terms of sale (whether or not set forth in a single Terms Agreement).

         4. Certain Agreements of the Issuer. The Issuer agrees with the Distributors that it will furnish to Oppenheimer Wolff & Donnelly LLP, counsel for the Distributors, one signed copy of the Registration Statement, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of Securities,

                  (a) The Issuer will prepare a Pricing Supplement with respect to any Securities to be offered and sold to or through one or more Distributors pursuant to this Agreement and, after approval of such Pricing Supplement by such Distributor or Distributors, will file such Pricing Supplement with the Commission pursuant to and in accordance with Rule 424(b) under the Act.

                  (b) The Issuer will advise each Distributor promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Distributors a reasonable opportunity to comment on any such proposed amendment or

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         supplement (other than any Pricing Supplement that relates to
         Securities not purchased through or by such Distributor), and if the Issuer effects any amendment or supplementation of the Registration Statement or the Prospectus to which a Distributor objects, such Distributor shall be relieved of its obligations under Section 3(b) to solicit offers to purchase Securities until such time as the Issuer shall have filed such further amendments or supplements such that such Distributor is reasonably satisfied with the Registration Statement and the Prospectus, as then amended or supplemented; and the Issuer will also advise each Distributor promptly of the filing and effectiveness of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use commercially reasonable efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                  (c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or if it is necessary at any such time to amend the Prospectus to comply with the Act, the Issuer will promptly notify each Distributor by telephone (with confirmation in writing) to suspend solicitation of offers to purchase the Securities and to cease making offers or sales of Securities which a Distributor may then own as principal; and if the Issuer shall decide to amend or supplement the Registration Statement or the Prospectus, it will promptly advise each Distributor by telephone (with confirmation in writing) and, subject to the provisions of subsection (a) of this Section, will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Notwithstanding the foregoing, if, at the time any such event occurs or it becomes necessary to amend the Prospectus to comply with the Act, any Distributor shall own any of the Securities with the intention of reselling them, or the Issuer has accepted an offer to purchase Securities but the related settlement has not occurred, the Issuer, subject to the provisions of subsection (a) of this Section, will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Distributors' consent to, nor their delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

                  (d) The Issuer will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. In addition, on or prior to the date on which the Issuer makes any announcement to the general public concerning earnings or concerning any other event which is required to be described, or which the Issuer proposes to describe, in a document filed pursuant to the Exchange Act, the Issuer will furnish the information contained or to be contained in such announcement to each Distributor or will notify each Distributor of the availability thereof. At any time when a prospectus relating to the Securities is required to be delivered under the Act, the Issuer will, subject to the provisions of subsections (a) and (b) of this Section, promptly cause the Prospectus to be amended or supplemented to reflect the information contained in any such announcement made (i) during such time or

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         (ii) prior to such time and not yet incorporated by reference into the
         Prospectus as of such time. The Issuer also will furnish each Distributor with copies of all press releases or announcements to the general public or will notify each Distributor of the availability thereof.

                  (e) The Issuer will notify each Distributor as soon as practicable (but in any case before any offer to purchase Securities is accepted by the Issuer) of any downgrading in the rating of any debt securities of the Issuer or any proposal to downgrade the rating of any debt securities of the Issuer by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Issuer (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading of such rating), as soon as the Issuer learns of such downgrading, proposal to downgrade or public announcement.

                  (f) As soon as practicable, but not later than 16 months, after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), the Issuer will make generally available to its securityholders an earnings statement which will satisfy the provisions of Section 11(a) of the Act.

                  (g) At any time when a prospectus relating to the Securities is required to be delivered under the Act, the Issuer will furnish to each Distributor copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents (including any Pricing Supplement), in each case as soon as available and in such quantities as are reasonably requested.

                  (h) The Issuer will arrange for the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such states and other jurisdictions in the United States as the Distributors designate (or in such foreign jurisdiction as the Issuer and any Distributor may mutually agree) and will continue such qualifications in effect so long as required for the distribution; provided, however, that the Issuer shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified.

                  (i) So long as any Securities are outstanding, the Issuer will furnish to the Distributors (or notify the Distributors of the availability of), (i) as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year,
         (ii) as soon as available, a copy of each report or definitive proxy statement of the Issuer filed with the Commission under the Exchange Act or mailed to stockholders, and (iii) from time to time, such other information concerning the Issuer as the Distributors may reasonably request.

                  (j) The Issuer will pay, or reimburse each Distributor for,
         (i) the fees, disbursements and expenses of the Issuer's counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary

         Prospectus, the Prospectus and any Pricing Supplements and all other amendments and supplements thereto and the mailing and delivering of copies thereof to such Distributor; (ii) the reasonable fees, disbursements and expenses of counsel for the Distributors in connection with the establishment of the program contemplated hereby, any opinions to be rendered by such counsel hereunder and under any Terms Agreement and the transactions contemplated hereunder and under any Terms Agreement; (iii) the cost of printing, producing or reproducing this Agreement, any Terms Agreement, any Indenture, any Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iv) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 4(b) hereof, including the fees and disbursements of counsel for the Issuer in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (v) any fees charged by securities rating services for rating the Securities; (vi) any filing fees incident to, and the reasonable fees and disbursements of counsel for the Distributors in connection with, any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (vii) the cost of preparing the Securities;
         (viii) the fees and expenses of any Trustee and any Distributor of any Trustee and any transfer or paying agent of the Issuer and the fees and disbursements of counsel for any Trustee or such agent in connection with any Indenture and the Securities; (ix) any advertising expenses connected with the solicitation of offers to purchase and the sale of Securities so long as such advertising expenses have been approved by the Issuer; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. Except as provided in Sections 7 and 8 of this Agreement, each Distributor shall pay all other expenses it incurs.

                  (k) Between the date on which any Distributor agrees to purchase Securities from the Issuer as principal for resale and the date of delivery of such Securities, the Issuer will not, without the prior written consent of such Distributor, offer or sell, or enter into any agreement to sell, pledge, or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to any of its debt securities (other than such Securities) in the United States, other than borrowings under the Issuer's revolving credit agreements and lines of credit, the private placement of securities and issuances of its commercial paper, or publicly disclose the intention to make any such offer, sale, pledge or disposition or filing.

         5. Conditions of Obligations. The obligations of each Distributor, as agent of the Issuer, under this Agreement at any time to solicit offers to purchase the Securities and to purchase Securities from the Issuer as principal is subject to the accuracy, on the date hereof, on each Representation Date and on the date of each such solicitation, of the representations and warranties of the Issuer herein, to the accuracy, on each such date, of the statements of the Issuer's officers made pursuant to the provisions hereof, to the performance, on or prior to each such date, by the Issuer of its obligations hereunder, and to each of the following additional conditions precedent:

                  (a) The Prospectus, as amended or supplemented as of any Representation Date or date of such solicitation, as the case may be, shall have been filed with the

         Commission in accordance with the Rules and Regulations and no stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Issuer or any Distributor, shall be contemplated by the Commission.

                  (b) Neither the Registration Statement nor the Prospectus, as amended or supplemented as of any Representation Date or date of such solicitation, as the case may be, shall contain any untrue statement of fact which, in the opinion of any Distributor, is material or omits to state a fact which, in the opinion of any Distributor, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  (c) There shall not have occurred (i) any change, or any development or event involving a prospective change, in the financial condition, business, properties or results of operations of the Issuer or its subsidiaries which, in the judgment of a majority of the Distributors, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Securities; (ii) any downgrading in the rating of any debt securities of the Issuer by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Issuer (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Issuer on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal or, New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority of the Distributors, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with solicitations of offers to purchase, or sales of, Securities.

                  (d) With respect to any Security denominated in a currency other than the U.S. dollar, more than one currency or a composite currency or any Security the principal or interest of which is indexed to such currency, currencies or composite currency, there shall not have occurred a suspension or material limitation in foreign exchange trading in such currency, currencies or composite currency by a major international bank, a general moratorium on commercial banking activities in the country or countries issuing such currency, currencies or composite currency, the outbreak or escalation of hostilities involving, the occurrence of any material adverse change in the existing financial, political or economic conditions of, or the declaration of war or a national emergency by, the country or countries issuing such currency, currencies or composite currency or the imposition or proposal of exchange controls by any governmental authority in the country or countries issuing such currency, currencies or composite currency;

                  (e) At the Closing Date and, if specified in a Terms Agreement, if any, at the time of delivery of the Securities described in such Terms Agreement, the Distributors or the Distributor purchasing such Securities pursuant to such Terms Agreement (the "Purchasing Distributor"), as the case may be, shall have received an opinion, dated the Closing Date, or such date of delivery, as the case may be, of Dorsey & Whitney LLP counsel for the Issuer, to the effect that:

                           (i) The Issuer has been duly incorporated and is an existing corporation in good standing under the laws of the State of Minnesota, with corporate power to own its properties and conduct its business as described in the Prospectus;

                           (ii) The Indenture has been duly authorized, executed and delivered by the Issuer and has been duly qualified under the Trust Indenture Act and constitutes a valid and binding obligation of the Issuer enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                           (iii) Any series of Securities established on or prior to the date of such opinion has been duly authorized and established in conformity with the Indenture, and, when the terms of a particular Security and of its issuance and sale have been duly authorized and established by all necessary corporate action in conformity with the Indenture, and such Security has been duly completed, executed, authenticated and issued in accordance with the Indenture and delivered against payment as contemplated by this Agreement, such Security will constitute a valid and binding obligation of the Issuer enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, it being understood that such counsel may (a) assume that at the time of the issuance, sale and delivery of each Security the authorization of such series will not have been modified or rescinded and there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such Security, (b) assume that neither the issuance, sale and delivery of any Security, nor any of the terms of such Security, nor compliance by the Issuer with such terms, will violate any applicable law, any agreement or instrument then binding upon the Issuer or any restriction imposed by any court or governmental body having jurisdiction over the Issuer, and (c) state that as of the date of such opinion a judgment for money in an action based on Securities denominated in foreign currencies or currency units in a Federal or State court in the United States ordinarily would be enforced in the United States only in United States dollars, and that the date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment;

                           (iv) The Registration Statement has become effective under the Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Act specified in such opinion on the date specified therein, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of such counsel, are pending or contemplated under the

         Act.

                           (v) The Registration Statement, as of its effective date, the Registration Statement and the Prospectus, as of the Closing Date, and any amendment or supplement thereto made by the Issuer prior to the date of such opinion, as of its respective date, complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations; the descriptions in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel do not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus;

                           (vi) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Issuer for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Securities by the Issuer, except such as have been obtained and made under the Act and the Trust Indenture Act and such as may be required under state securities laws (it being understood that such counsel may assume with respect to each particular Security that the inclusion of any alternative or additional terms in such Security that are not currently specified in the draft forms of Securities examined by such counsel would not require the Issuer to obtain any regulatory consent, authorization or approval or make any regulatory filing in order for the Issuer to issue, sell and deliver such Security);

                           (vii) The execution, delivery and performance of the Indenture, this Agreement and the issuance and sale of the Securities, and compliance with the terms and provisions thereof, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any applicable statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Issuer or any subsidiary of the Issuer or any of their properties or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument pursuant to which the Company has indebtedness outstanding and which is material to the financial condition, business, properties or results of operations of the Issuer or its subsidiaries taken as a whole or the charter or by-laws of the Issuer or any such subsidiary, and the Issuer has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement (it being understood that such counsel may assume with respect to each particular Security that the inclusion of any alternative or additional terms in such Security that are not currently specified in the draft forms of Securities examined by such counsel will not cause the issuance, sale or delivery of such Security, the terms of such Security, or the compliance by the Issuer with such terms, to violate any of the court orders or laws specified in this paragraph or to result in a default under or a breach of any of the agreements specified in this paragraph); and

                           (viii) This Agreement has been duly authorized, executed and delivered by the Issuer.

                  Such opinion shall also state that, although such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, based upon conferences with officers of the Issuer, examination of documents referred to in the Registration Statement and the Prospectus and such other procedures as such counsel deemed appropriate, nothing has come to such counsel's attention that causes such counsel to believe that, as of its effective date, the Registration Statement or any further amendment or supplement thereto made by the Issuer prior to the date of such opinion (other than the financial statements, related schedules and other financial data therein, as to which such counsel need make no statement) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of the date of such opinion, the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Issuer prior to the date of such opinion (other than the financial statements, related schedules and other financial data therein, as to which such counsel need make no statement) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

               In the case of each such opinion delivered pursuant to a Terms Agreement, (x) the statements contained in such opinion relating to the Registration Statement or the Prospectus shall relate to the Registration Statement or the Prospectus, as the case may be, as amended or supplemented as of the date of the Issuer's acceptance of the offer to purchase such Securities and as of the time of delivery of such Securities; (y) such opinion shall relate to the Securities being delivered on the date of such opinion and not to other Securities as well; and (z) shall state that the Securities being delivered on the date of such opinion, when delivered against payment therefor as contemplated by this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Issuer enforceable in accordance with their terms, subject only to the exceptions set forth in clause (iii) as to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and general equity principles, and will conform to the description thereof contained in the Prospectus as amended or supplemented at such date of delivery.

                  (f) At the Closing Date and, if specified in a Terms Agreement, if any, at the time of delivery of the Securities described in such Terms Agreement, the Distributors or the Presenting Distributor, as the case may be, shall have received a certificate, dated the Closing Date or such date of delivery, as the case may be, of the President or any Vice President and a principal financial or accounting officer of the Issuer in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Issuer in this Agreement are true and correct, that the Issuer has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or such date of delivery, as the case may be, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission, and that subsequent to the date of the most recent financial statements included or incorporated by reference in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, business, properties or results of operations of the Issuer and its subsidiaries taken as a whole, except as set forth in or contemplated by the Prospectus or as described in such certificate. In the case of each such certificate delivered pursuant to a Terms Agreement, the statements contained in such certificate relating to the Registration Statement or the Prospectus shall relate to the Registration Statement or the Prospectus, as the case may be, as amended or supplemented as of the date of the Issuer's acceptance of the offer to purchase such Securities and as of the time of delivery of such Securities.

                  (g) At the Closing Date and, if specified in a Terms Agreement, if any, at the time of delivery of the Securities described in such Terms Agreement, the Distributors or the Purchasing Distributor, as the case may be, shall have received a letter, dated the Closing Date or such date of delivery, as the case may be, of Ernst & Young LLP (or another nationally recognized firm of independent public accountants), confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

                           (i) in their opinion, the financial statements and schedules, if any, examined by them and included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                           (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on any unaudited financial statements included or incorporated by reference in the Registration Statement;

                           (iii) on the basis of the review, if any, referred to in clause (ii) above, a reading of the latest available interim financial statements of the Issuer, inquiries of officials of the Issuer who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                           (A) the unaudited financial statements, if any, and
                  any summary of earnings included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

                           (B) if any unaudited "capsule" information is
                  contained in the

                  Prospectus, the unaudited consolidated net sales, operating income, net income and net earnings per share amounts or certain other amounts as agreed by the Issuer and the Distributor constituting such "capsule" information and described in such letter for the three-, six- and nine-month periods ended April 3, July 3 and October 3, respectively, included in the Prospectus, as applicable, do not agree with the corresponding amounts set forth in the unaudited consolidated financial statements for those same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

                           (C) at the date of the latest available balance sheet
                  read by such accountants, or at a subsequent specified date not more than five business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Issuer and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                           (D) for the period from the closing date of the
                  latest available income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus, in consolidated net sales, operating income or in the ratio of earnings to fixed charges;

         except in all cases set forth in clauses (C) and (D) above, for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                           (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statement (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Issuer and its subsidiaries subject to the internal controls of the Issuer's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

                           All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

                           In the case of each such letter delivered pursuant to a Terms Agreement, the statements contained in such letter relating to the Registration Statement or the

         Prospectus shall relate to the Registration Statement or the Prospectus, as the case may be, as amended or supplemented as of the date of the Issuer's acceptance of the offer to purchase such Securities and as of the time of delivery of such Securities.

                  (h) At the Closing Date and, if specified in a Terms Agreement, if any, at the time of delivery of the Securities described in such Terms Agreement, the Distributors or the Purchasing Distributor, as the case may be, shall have received from Oppenheimer Wolff & Donnelly LLP, counsel for the Distributors, such opinion or opinions, dated the Closing Date or such date of delivery, as the case may be, with respect to the incorporation of the Issuer, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as the Distributors or the Purchasing Distributor, as the case may be, may require, and the Issuer shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (i) The Issuer shall have furnished to the Distributors or their counsel such further certificates and documents as the Distributors or such counsel shall reasonably request.

         The Issuer will furnish the Distributors with such conformed copies of such opinions, certificates, letters and documents as they reasonably request.

         6. Additional Covenants of the Issuer. The Issuer agrees that:

                  (a) Each acceptance by the Issuer of an offer for the purchase of Securities shall be deemed to be an affirmation that its representations and warranties contained in this Agreement are true and correct at the time of such acceptance and a covenant that such representations and warranties will be true and correct at the time of delivery to the purchaser of the Securities as though made at and as of each such time, it being understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended or supplemented at each such time. Each such acceptance by the Issuer of an offer to purchase Securities shall be deemed to constitute an additional representation, warranty and agreement by the Issuer that, as of the date of delivery of such Securities to the purchaser thereof, after giving effect to the issuance of such Securities, of any other Securities to be issued on or prior to such delivery date and of any other Registered Securities to be issued and sold by the Issuer on or prior to such delivery date, the aggregate amount of Registered Securities (including any Securities) which have been issued and sold by the Issuer will not exceed the amount of Registered Securities registered pursuant to the Registration Statement.

                  (b) On each Representation Date on which the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement or by an amendment or supplement relating solely to the terms of the Securities or a change in the principal amount of Securities remaining to be sold or similar changes) or by an amendment or supplement relating solely to the terms of the Securities or a change in the principal amount of Securities remaining to be sold or similar changes, the Issuer shall, (A) concurrently with such amendment or supplement, if such amendment or supplement shall occur at a Marketing Time, or (B) immediately at the next Marketing Time if such amendment or supplement shall not occur at a Marketing Time, furnish the Distributors with a certificate, dated the date of delivery thereof, of the President or any Vice President and a principal financial or accounting officer of the Issuer, in form satisfactory to the Distributors, to the effect that the statements contained in the certificate covering the matters set forth in Section 5(f) hereof which was last furnished to the Distributors pursuant to this Section 6(b) are true and correct at the time of such amendment or supplement, as though made at and as of such time or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(f); provided, however, that any certificate furnished under this
         Section 6(b) shall relate to the Registration Statement and the Prospectus as amended or supplemented at the time of delivery of such certificate and, in the case of the matters set forth in clause (ii) of
         Section 5(f), to the time of delivery of such certificate.

                  (c) At each Representation Date referred to in Section 6(b), the Issuer shall, (A) concurrently if such Representation Date shall occur at a Marketing Time, or (B) immediately at the next Marketing Time if such Representation Date shall not occur at a Marketing Time, furnish the Distributors with a written opinion or opinions, dated the date of such Representation Date, of counsel for the Issuer, in form satisfactory to the Distributors, to the effect set forth in Section 5(e) hereof; provided, however, that to the extent appropriate such opinion or opinions may reconfirm matters set forth in a prior opinion delivered at the Closing Date or under this Section 6(c); provided further, however, that any opinion or opinions furnished under this
         Section 6(c) shall relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date and shall state that the Securities sold in the relevant Applicable Period (as defined below) have been duly executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Issuer enforceable in accordance with their terms, subject only to the exceptions set forth in clause (iii) of Section 5(e) hereof as to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and general equity principles, and conform to the description thereof contained in the Prospectus as amended or supplemented at the relevant date or dates for the delivery of such Securities to the purchaser or purchasers thereof. For the purpose of this Section 6(c), "Applicable Period" shall mean with respect to any opinion delivered on a Representation Date the period commencing on the date as of which the most recent prior opinion delivered at the Closing Date or under this Section 6(c) speaks and ending on such Representation Date.

                  (d) At each Representation Date referred to in Section 6(b) on which the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information, the Issuer shall cause Ernst & Young LLP, (A) concurrently if such Representation Date shall occur at a Marketing Time, or (B) immediately at the next Marketing Time if such Representation Date shall not occur at a Marketing Time, to furnish the Distributors with a letter, addressed jointly to the Issuer and the Distributors and dated the date of such Representation Date, in form and substance satisfactory to the Distributors, to the effect set forth in Section 5(g) hereof; provided, however, that to the extent appropriate such letter may reconfirm matters set forth in a prior letter delivered at the Closing Date or pursuant to this Section 6(d); provided further, however, that any letter furnished under this Section 6(d) shall relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Issuer.

                  (e) On each date for the delivery of Securities to a Distributor as principal, the Issuer shall, if specified in the applicable Terms Agreement, furnish such Distributor with a written opinion or opinions, dated the date of delivery thereof, of counsel for the Issuer, in form satisfactory to such Distributor, to the effect set forth in clauses (i), (ii) and (iii) of Section 5(e) hereof; provided, however, that any opinion furnished under this Section 6(e) shall relate to the Prospectus as amended or supplemented at such delivery date and shall state that the Securities being sold by the Issuer on such delivery date, when delivered against payment therefor as contemplated by this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Issuer enforceable in accordance with their terms, subject only to the exceptions set forth in clause
         (iii) of Section 5(e) hereof as to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and general equity principles, and will conform to the description thereof contained in the Prospectus as amended or supplemented at such settlement date.

                  (f) The Issuer agrees that any obligation of a person who has agreed to purchase Securities to make payment for and take delivery of such Securities shall be subject to (i) the accuracy, on the related settlement date fixed pursuant to the Procedures, of the Issuer's representation and warranty deemed to be made to the Distributors pursuant to the last sentence of subsection (a) of this Section 6, and
         (ii) the satisfaction, on such settlement date, of each of the conditions set forth in Sections 5(a), (b) and (c), it being understood that under no circumstance shall any Distributor have any duty or obligation to exercise the judgment permitted under Section 5(b) or (c) on behalf of any such person.

         7. Indemnification and Contribution.

                  (a) The Issuer will indemnify and hold harmless each Distributor against any losses, claims, damages or liabilities, joint or several, to which such Distributor may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Distributor for any legal or other expenses reasonably incurred by such Distributor in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuer will not be liable to such Distributor in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents which (i) is made in reliance upon and in conformity with written information furnished to the Issuer by such Distributor specifically for use therein, unless such loss, claim, damage or liability arises out of the offer or sale of Securities occurring after the Distributor has notified the Issuer in writing that such information should no longer be used therein, it being understood and agreed that the only such information furnished by any Distributor consists of the information described as such in subsection (b) below; or (ii) is corrected in any amendment or supplement to the Registration Statement or the Prospectus, provided that the Issuer has performed each of its obligations under Section 4 in respect of such amendment or supplement and, to the extent that a prospectus relating to the Securities was required to be delivered by such Distributor under the Act, such Distributor, having been furnished by or on behalf of the Issuer with copies of the Prospectus as so amended or supplemented, thereafter fails to deliver such amended or supplemented Prospectus prior to or concurrently with the sale of the Securities to the person asserting such loss, claim, damage, or liability.

                  (b) Each Distributor will severally and not jointly indemnify and hold harmless the Issuer against any losses, claims, damages or liabilities to which the Issuer may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer by such Distributor specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Issuer in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, unless such loss, claim, damage or liability arises out of the offer or sale of Securities occurring after the Distributor has notified the Issuer in writing that such information should no longer be used therein, it being understood and agreed that the only such information furnished by any Distributor consists of the information under the heading "Plan of Distribution."

                  (c) Promptly after receipt by an indemnified party under this
         Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnified party will have the right to employ its own counsel in any such action, but the fees and expenses of such counsel will be at the expense of the indemnified party unless the indemnified party's counsel has reasonably concluded that there may be legal defense available to it which are different from or in addition to those available to the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

                  (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and any Distributor on the other from the offering pursuant to this Agreement of the Securities which are the subject of the action or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer on the one hand and any Distributor on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and any Distributor on the other shall be deemed to be in the same proportions as the total net proceeds from the offering pursuant to this Agreement of the Securities which are the subject of the action (before deducting expenses) received by the Issuer bear to the total discounts and commissions received by such Distributor from the offering of such Securities pursuant to this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or such Distributor and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Distributor shall be required to contribute any amount in excess of the amount by which the total price at which the Securities which are the subject of the action and which were distributed to the public through it pursuant to this Agreement or upon resale of Securities purchased by it from the Issuer exceeds the amount of any damages which such Distributor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each Distributor in this subsection (d) to contribute are several, in the same proportion which the amount of the Securities which are the subject of the action and which were distributed to the public through such Distributor pursuant to this Agreement bears to the total amount of such Securities distributed to the public through all of the Distributors pursuant to this Agreement, and not joint.

                  (e) The obligations of the Issuer under this Section 7 shall be in addition to any liability which the Issuer may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls each Distributor within the meaning of the Act; and the obligations of each Distributor under this Section 7 shall be in addition to any liability which each Distributor may otherwise have and shall extend, upon the same terms and conditions, to each director of the Issuer, to each officer of the Issuer who has signed the Registration Statement and to each person, if any, who controls the Issuer within the meaning of the Act.

         8. Status of Each Distributor. In soliciting offers to purchase the Securities from the Issuer pursuant to this Agreement and in assuming its other obligations hereunder (other than any obligation to purchase Securities pursuant to Section 3(b)(iii) hereof), each Distributor is acting individually and not jointly and is acting solely as agent for the Issuer and not as principal. In connection with the placement of any Securities by a Distributor, acting as agent, (a) each Distributor will make reasonable efforts to assist the Issuer in obtaining performance by each purchaser whose offer to purchase Securities from the Issuer has been solicited by such Distributor and accepted by the Issuer, but such Distributor shall have no liability to the Issuer in the event any such purchase is not consummated for any reason; and (b) if the Issuer shall default on its obligations to deliver Securities to a purchaser whose offer it has accepted, the Issuer (i) shall hold the Distributors harmless against any loss, claim or damage arising from or as a result of such default by the Issuer, and
(ii) in particular, shall pay to the Distributors any commission to which they would be entitled in connection with such sale.

         9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Issuer or its officers and of the Distributors set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Distributor, the Issuer or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Securities. If this Agreement is terminated pursuant to Section 10 or for any other reason or if for any reason the sale of Securities described in a confirmation or Terms Agreement referred to in Section 3 by the Issuer to a Distributor is not consummated, the Issuer shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4(j) and the obligations of the Issuer under Sections 4(f) and 4(i) and the respective obligations of the Issuer and the Distributors pursuant to Section 7 shall remain in effect. In addition, if any such termination of this Agreement shall occur either (i) at a time when any Distributor shall own any of the Securities with the intention of reselling them or (ii) after the Issuer has accepted an offer to purchase Securities and prior to the related settlement, the obligations of the Issuer under the second sentence of Section 4(c), under Sections 4(a), 4(b), 4(d), 4(e), 4(g), 4(h) and 4(k) and, in the case of a termination occurring as described in (ii) above, under Sections 3(c), 6(a), 6(e) and 6(f) and under the last sentence of Section 8, shall also remain in effect.

         10. Termination. This Agreement may be terminated for any reason at any time by the Issuer as to any Distributor or, in the case of any Distributor, by such Distributor insofar as this Agreement relates to such Distributor, upon the giving of one day's written notice of such termination to the other parties hereto; provided, however, that this Agreement may not be terminated with respect to a Distributor by the giving of such notice following receipt by the Issuer of a confirmation or Terms Agreement referred to in Section 3 relating to the purchase of Securities by such Distributor and prior to delivery of the Securities described in such confirmation or Terms Agreement, unless the sale and purchase of Securities contemplated thereby is rejected by the Issuer in accordance with Section 3. Any settlement with respect to Securities placed by a Distributor on an agency basis occurring after termination of this Agreement shall be made in accordance with the Procedures and each Distributor agrees, if requested by the Issuer, to take the steps therein provided to be taken by such Distributor in connection with such settlement.

         11. Sales of Securities Denominated in a Currency other than U.S. Dollars or of Indexed Securities. If at any time the Issuer and any of the Distributors shall determine to issue and sell Securities denominated in a currency other than U.S. dollars, which other currency may include a currency unit, or with respect to which an index is used to determine the amounts of payments of principal and any premium and interest, the Issuer and any such Distributor may execute and deliver a supplement to this Agreement for the purpose of making any appropriate additions to and modifications of the terms of this Agreement (and the Procedures) applicable to such Securities and the offer and sale thereof. Subject to the Issuer's obligations under Section 4(h), each Distributor agrees, directly or indirectly, not to solicit offers to purchase or offer or sell any Security in or to residents of any foreign jurisdiction except as permitted by applicable law. The Issuer will not issue Securities denominated in Yen otherwise than in compliance with applicable Japanese laws, regulations and policies. In particular, the Issuer or its designated agent shall submit such reports or information as may be required from time to time by applicable law, regulations and guidelines promulgated by Japanese governmental and regulatory authorities in the case of the issue and purchase of the Securities.

         12. Notices. Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to Credit Suisse First Boston Corporation shall be directed to it at Eleven Madison Avenue, New York, New York 10010-3629, Attention: Short and Medium Term Finance Department (Facsimile No. (212) 325-8183); notices to Banc One Capital Markets, Inc. shall be directed to it at One First National Plaza, Chicago, Illinois 60670, Attention: Corporate Securities Structuring (Facsimile No. (312) 732-4172); notices to J.P. Morgan Securities Inc. shall be directed to it at 60 Wall Street, New York, New York 10260, Attention: __________ (Facsimile No. ___________); and notices to the Issuer shall be directed to it at Jostens, Inc., 5501 Norman Center Drive, Minneapolis, Minnesota 55437, Attention:
Treasurer (Facsimile No. (612) 830-3261); or in the case of any party hereto, to such other address or person as such party shall specify to each other party by a notice given in accordance with the provisions of this Section 12. Any such notice shall take effect at the time of receipt.

         13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors, the officers and directors and controlling persons referred to in Section 7 and, to the extent provided in Section 6(f), any person who has agreed to purchase Securities from the Issuer, and no other person will have any right or obligation hereunder.

         14. Counterparts. This Agreement and any Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         15. Applicable Law. This Agreement and any Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

         The Issuer hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or any Terms Agreement or the transactions contemplated hereby or thereby.

         If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below.


                                               Very truly yours,


                                               JOSTENS, INC.


                                               By:
                                                  -----------------------------
                                                  Name:
                                                  Title:


CONFIRMED AND ACCEPTED, as of the
 date first above written:

CREDIT SUISSE FIRST BOSTON CORPORATION


By:
   ----------------------------------
   Name:
   Title:


BANC ONE CAPITAL MARKETS, INC.



By:
   ----------------------------------
   Name:

   Title:


J.P. MORGAN SECURITIES INC.



By:
   ----------------------------------
   Name:
   Title:

                                    EXHIBIT A

                               Commission Schedule
                               -------------------

                                            Commission (percentage of aggregate
Range of Maturities                         principal amount of Securities sold)
-------------------                         ------------------------------------

From 9 months to less than 1 year                          .125%
From 1 year to less than 18 months                         .150%
From 18 months to less than 2 years                        .200%
From 2 years to less than 3 years                          .250%
From 3 years to less than 4 years                          .350%
From 4 years to less than 5 years                          .450%
From 5 years to less than 6 years                          .500%
From 6 years to less than 7 years                          .550%
From 7 years to less than 10 years                         .600%
From 10 years to less than 15 years                        .625%
From 15 years to less than 20 years                        .675%
From 20 years to 30 years                                  .750%
From more than 30 years to less than 50 years              .875%
50 years and more                                         1.000%

                                    EXHIBIT B

                                  Jostens, Inc.
                                   ("Issuer")

                           Medium-Term Notes, Series A

                   Due Nine Months or More from Date of Issue

                                 Terms Agreement


                                                           -------------, ------


Jostens, Inc.
5501 Norman Center Drive
Minneapolis, MN 55437

Attention:

Ladies and Gentlemen:

         We offer to purchase, on and subject to the terms and conditions of the Distribution Agreement filed as an exhibit to the Issuer's registration statement on Form S-3 (No. 333- ) ("Distribution Agreement"), the following Notes ("Notes") on the following terms:

             Title:

             Currency or Currency Units:

             Stated Maturity:

             Principal Amount:

             Public Offering Price: [___%, subject to change by the undersigned
                                    -- The Distributor[s] propose[s] to reoffer the above Notes from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.]

             Original Issue Discount Security:  Yes ____  No ____

             Purchase Price (to be paid in [New York Clearing House (next day) -- immediately available] funds): ___% [, plus accrued interest, if any, from the Trade Date to the Settlement Date]

             Underwriting Discount (%):

             In the case of Fixed Rate Notes, the interest rate and, if different from the dates set forth in the Prospectus Supplement, the Interest Payment Date or Dates and corresponding Regular Record Date or Dates:

             In the case of Floating Rate Notes, the Interest rate formula, Initial Interest Rate, the Index Maturity, the Spread or Spread Multiplier (if any), the maximum or minimum Interest rate limitations (if any), the Interest Reset Dates, the Interest Determination Dates, the Calculation Agent, the Calculation Dates, the Interest Payment Dates and the Regular Record Dates, in each case to the extent applicable:


             Redemption (option of the Issuer), if any:

                  Redemption Date(s):
                  Redemption Prices(s)(%):
                  Notice Period:

             Repayment (option of the Holder), if any:

                  Redemption Date(s):
                  Redemption Price(s)(%):
                  Notice Period:

             Sinking Fund, if applicable:

             Trade Date:

             Settlement Date (Issue Date):

                   *       *        *        *        *

Details for Settlement
----------------------

             _ Book-entry Security
             _ Certificated Securities

             [Additional Purchase Information -- to be completed by Distributor, if desired, to the extent available]

             Exact name in which the Note or Notes are to be registered ("registered owner"):

             Exact address of registered owner and, if different, the address for delivery of notices and payment of principal and any premium and interest:

             Taxpayer identification number of registered owner:

             Principal amount of each Note in authorized denominations to be delivered to registered owner:

             Exchange rate applicable to purchase Foreign Currency Notes to be paid for in U.S. dollars:

                   *       *        *        *        *

         Our agreement to purchase the Notes hereunder is subject to the conditions set forth in the Distribution Agreement, [including the conditions set forth in paragraphs (e), (f), (g) and (h) of Section 5 thereof] [, and [specify additional conditions, if any]]. If for any reason the purchase by the undersigned of the Notes is not consummated other than because of a default by the undersigned or a failure to satisfy a condition set forth in clause (iii),
(iv) or (v) of Section 5(c) of the Distribution Agreement, the Issuer shall reimburse the undersigned for all out-of-pocket expenses reasonably incurred by the undersigned in connection with the offering of the Notes and not otherwise required to be reimbursed pursuant to Section 4 of the Distribution Agreement.

              [Insert any additional agreements, conditions, etc.]

         Unless the undersigned has received notification from the Issuer within [one Business Day (as defined in the Distribution Agreement)] that the Issuer does not agree to the terms set forth herein, this Terms Agreement shall constitute an agreement between the Issuer and the undersigned for the sale and purchase of the Notes upon the terms set forth herein and in the Distribution Agreement.

                                    Very truly yours,

                                    [CREDIT SUISSE FIRST BOSTON]


                                    [By ____________________________________]
                                    [Insert Title]

                                    [BANC ONE CAPITAL MARKETS, INC.]


                                    [By ____________________________________]
                                    [Insert Title]

                                    [J.P. MORGAN SECURITIES INC.]


                                    [By ____________________________________]
                                    [Insert Title]

Accepted and agreed to
as of the date set forth above.

JOSTENS, INC.


[By _______________________________]
                     [Insert Title]

                                    EXHIBIT C


                                  JOSTENS, INC.

                            Administrative Procedure
                            ------------------------


             This Administrative Procedure relates to the Securities defined in the Distribution Agreement, dated ___________________________, 1999 (the
"Distribution Agreement"), between Jostens, Inc. (the "Issuer") and Credit Suisse First Boston Corporation, J.P. Morgan Securities Inc. and Banc One Capital Markets, Inc. (together, the "Distributors"), to which this Administrative Procedure is attached as Exhibit C. Defined terms used herein and not defined herein shall have the meanings given such terms in the Distribution Agreement, the Prospectus as amended or supplemented or the Indenture.

             The procedures to be followed with respect to the settlement of sales of Securities directly by the Issuer to purchasers solicited by a Distributor, as agent, are set forth below. The terms and settlement details related to a purchase of Securities by an Distributor, as principal, from the Issuer will be set forth in a Terms Agreement pursuant to the Distribution Agreement. A Distributor, in relation to a purchase of a Security by a purchaser solicited by such Distributor, is referred to herein as the "Selling Distributor".

             The Issuer will advise each Distributor in writing of those persons with whom such Distributor is to communicate regarding offers to purchase Securities and the related settlement details.

             Each Security will be issued only in fully registered form and will be represented by either a global security (a "Global Security") delivered to the Trustee, as agent for The Depository Trust Company (the "Depositary") and recorded in the book-entry system maintained by the Depositary (a "Book-Entry Security") or a certificate issued in definitive form (a "Certificated Security") delivered to a person designated by an Distributor, as set forth in the applicable Pricing Supplement. An owner of a Book-Entry Security will not be entitled to receive a certificate representing such a Security, except as provided in the Indenture.

             Book-Entry Securities will be issued in accordance with the Administrative Procedure set forth herein. The procedures for the issuance of Certificated Securities will be agreed among the Issuer, the Distributors and the Trustee prior to the issuance of any such Certificated Security.

               Administrative Procedure for Book-Entry Securities
               --------------------------------------------------

             In connection with the qualification of the Book-Entry Securities for eligibility in the book-entry system maintained by the Depositary, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representation from the Issuer and the Trustee to the Depositary, dated the date hereof, and a Medium-Term Note Certificate Agreement between the Trustee and the Depositary, dated as of _______________________ (the "Certificate Agreement"), and its obligations as a participant in the Depositary, including the Depositary's Same-Day Funds Settlement System ("SDFS").

Posting Rates by the Issuer:
----------------------------

             The Issuer and the Distributors will discuss from time to time the rates of interest per annum to be borne by and the maturity of Book-Entry Securities that may be sold as a result of the solicitation of offers by an Distributor. The Issuer may establish a fixed set of interest rates and maturities for an offering period ("posting"). If the Issuer decides to change already posted rates, it will promptly advise the Distributors to suspend solicitation of offers until the new posted rates have been established with the Distributors.

Acceptance of Offers by the Issuer:
-----------------------------------

             Each Distributor will promptly advise the Issuer by telephone or other appropriate means of all reasonable offers to purchase Book-Entry Securities, other than those rejected by such Distributor. Each Distributor may, in its discretion reasonably exercised, reject any offer received by it in whole or in part. The Issuer will have the sole right to accept offers to purchase Book-Entry Securities and may reject any such offer in whole or in part.

             The Issuer will promptly notify the Selling Distributor of its acceptance or rejection of an offer to purchase Book-Entry Securities. If the Issuer accepts an offer to purchase Book-Entry Securities, it will confirm such acceptance in writing to the Selling Distributor and the Trustee.

Interest:
---------

             Interest on Book-Entry Securities will accrue and will be paid at the times and in the manner consistent with the description thereof in the Company's Prospectus Supplement dated _________, 1999 to the Prospectus dated _________, 1999 and the applicable Pricing Supplement thereto.

Exchanges:
----------

         The Trustee, at the Issuer's request, may deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation specifying (a) the CUSIP numbers of two or more Global Securities outstanding on such date that represent (i) Fixed-Rate Book-Entry Notes having the same terms (other than Settlement Dates) or (ii) Floating Rate Book-Entry Securities having the same terms (other than Settlement Dates); (b) a date, at least 30 days after such written notice is delivered and at least 30 days before the next interest Payment Date for the related Book-Entry Notes, on which such Global Security shall be exchanged for a single replacement Global Security; and (c) a new CUSIP number to be assigned to such replacement Global Security. Upon receipt of such a notice, DTC will send to its participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Securities to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Securities and the old CUSIP numbers for a single Global Security bearing the new CUSIP number. The CUSIP numbers of the exchanged Global Securities will, in accordance with CUSIP Service Bureau procedures be canceled and not immediately reassigned. Notwithstanding the foregoing, if the Global Securities to be exchanged exceed $200,000,000 in aggregate principal amount, one replacement Security will be authenticated and issued to represent each $200,000,000 of principal amount of principal amount of the exchanged Global Securities and an additional Global Note will be authenticated and issued to represent any remaining principal amount of such Global Securities.

Manner of Payment:
------------------

         The total amount of principal, premium, if any, and interest due on a Global Security on any Interest Payment Date or at maturity or upon redemption or repayment shall be paid by the Issuer to the Trustee in funds available for use by the Trustee on such date. The Issuer will make payment on such Global Security by depositing funds sufficient to make such payment with the Trustee. The Issuer will confirm such instructions in writing to the Trustee. For payments of principal and any premium at maturity or upon redemption or repayment prior to 10:00 a.m. (New York City time) on such date or as soon as possible thereafter the Trustee will pay the Depositary by separate wire transfer (using Fedwire message entry instructions in a form previously specified by the Depositary) to an account at the Federal Reserve Bank of New York previously specified by the Depositary, in funds available for immediate use by the Depositary, each payment of interest, premium, if any, or principal (together with interest thereon) due on a Global Security on such date. For payments of interest, the Trustee will pay the Depositary such payments in same-day funds on each Interest Payment Date in accordance with existing arrangements between the Trustee and the Depositary. Thereafter for all payments on such date, the Depositary will pay, in accordance with SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective participants with payments in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Security as are recorded in the book-entry system maintained by the Depositary.

Communication of Sale Information to the Issuer by Selling Distributor and
--------------------------------------------------------------------------
Settlement Procedures:
----------------------

         A. After the acceptance of an offer by the Issuer, the Selling Distributor will communicate promptly, but in no event later than the time set forth under "Settlement Procedure Timetable" below, the following details of the terms of such offer (the "Sale Information") to the Issuer by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means:

         (1)      Principal amount of Book-Entry Securities to be purchased;

         (2) If a Fixed Rate Book-Entry Security, the interest rate and initial Interest Payment Date;

         (3)      Trade Date;

         (4)      Settlement Date (Original Issue Date);

         (5)      Maturity Date;

         (6) Specified Currency and, if the Specified Currency is other than U.S. dollars, the applicable Exchange Rate for such Specified Currency (it being understood that currently the Depositary accepts deposits of Global Securities denominated in U.S. dollars only);

         (7) Indexed Currency, the Base Rate and the Exchange Rate Determination Date, if applicable;

         (8)      Issue price;

         (9)      Selling Distributor's commission;

         (10)     Net proceeds to the Issuer;

         (11) If a redeemable Book-Entry Security, such of the following as are applicable:

                  (i)      Redemption Commencement Date,
                  (ii)     Initial Redemption Price (% of par), and
                  (iii) Amount (% of par) that the Redemption Price shall decline (but not below par) on each anniversary of the Redemption Commencement Date;

         (12) If a Floating Rate Book-Entry Security, such of the following as are applicable:

                  (i)      Interest Rate Basis,
                  (ii)     Index Maturity,
                  (iii)    Spread or Spread Multiplier,
                  (iv)     Maximum Rate,
                  (v)      Minimum Rate,
                  (vi)     Initial Interest Rate,
                  (vii)    Interest Reset Dates,
                  (viii)   Calculation Dates,
                  (ix)     Interest Determination Dates,
                  (x)      Interest Payment Dates,
                  (xi)     Regular Record Dates, and
                  (xii)    Calculation Agent;

         (13) Name, address and taxpayer identification number of the registered owner(s);

         (14)     Denomination of certificates to be delivered at settlement;

         (15)     Book-Entry Security or Certificated Security; and

         (16)     Selling Distributor.

         B. After receiving the Sale Information from the Selling Distributor, the Issuer will communicate such Sale Information to the Trustee by facsimile transmission or other acceptable written means. The Trustee will assign a CUSIP number to the Global Security from a list of CUSIP numbers previously delivered to the Trustee by the Issuer representing such Book-Entry Security and then advise the Issuer and the Selling Distributor, of such CUSIP number.

         C. The Trustee will enter a pending deposit message through the Depositary's Participant Terminal System, providing the following settlement information to the Depositary, and the Depositary shall forward such information to such Distributor and Standard & Poor's Corporation:

         (1)      The applicable Sale Information;

         (2) CUSIP number of the Global Security representing such Book-Entry Security;

         (3) Whether such Global Security will represent any other Book-Entry Security (to the extent known at such time);

         (4) Number of the Participant account maintained by the Depositary on behalf of the Selling Distributor;

         (5)      The interest payment period; and

         (6) Initial Interest Payment Date for such Book-Entry Security, number of days by which such date succeeds the record date for the Depositary's purposes (which, in the case of Floating Rate Securities which reset weekly shall be the date five calendar days immediately preceding the applicable Interest Payment Date and in the case of all other Book-Entry Securities shall be the Regular Record Date, as defined in the Security) and, if calculable at that time, the amount of interest payable on such Interest Payment Date.

         D. The Trustee will complete and authenticate the Global Security previously delivered by the Issuer representing such Book-Entry Security.

         E. The Depositary will credit such Book-Entry Security to the Trustee's participant account at the Depositary.

         F. The Trustee will enter an SDFS deliver order through the Depositary's Participant Terminal System instructing the Depositary to (i) debit such Book-Entry Security to the Trustee's participant account and credit such Book-Entry Security to such Distributor's participant account and (ii) debit such Distributor's settlement account and credit the Trustee's settlement account for an amount equal to the issue price of such Book-Entry Security less such Selling Distributor's commission. The entry of such a deliver order shall constitute a representation and warranty by the Trustee to the Depositary that
(a) the Global Security representing such Book-Entry Security has been issued and authenticated and (b) the Trustee is holding such Global Security pursuant to the Certificate Agreement.

         G. Such Distributor will enter an SDFS deliver order through the Depositary's Participant Terminal System instructing the Depositary (i) to debit such Book-Entry Security to such Distributor's participant account and credit such Book-Entry Security to the participant accounts of the participants with respect to such Book-Entry Security and (ii) to debit the settlement accounts of such participants and credit the settlement account of such Distributor for an amount equal to the issue price of such Book-Entry Security.

         H. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "F" and "G" will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

         I. Upon confirmation of receipt of funds, the Trustee will transfer to the account of the Issuer maintained at ___________________, New York, New York, or such other account as the Issuer may have previously specified to the Trustee, in funds available for immediate use in the amount transferred to the Trustee in accordance with Settlement Procedure "F".

         J. Upon request, the Trustee will send to the Issuer a statement setting forth the principal amount of Book-Entry Securities outstanding as of that date under the Indenture.

         K. Such Distributor will confirm the purchase of such Book-Entry Security to the purchaser either by transmitting to the Participants with respect to such Book-Entry Security a confirmation order or orders through the Depositary's institutional delivery system or by mailing a written confirmation to such purchaser.

         L. The Depositary will, at any time, upon request of the Issuer or the Trustee, promptly furnish to the Issuer or the Trustee a list of the names and addresses of the participants for whom the Depositary has credited Book-Entry Securities.

Preparation of Pricing Supplement:
----------------------------------

         If the Issuer accepts an offer to purchase a Book-Entry Security, it will prepare a Pricing Supplement reflecting the terms of such Book-Entry Security and arrange to have delivered to the Selling Distributor at least ten copies of such Pricing Supplement, not later than 5:00 p.m., New York City time, on the Business Day following the receipt of the Sale Information, or if the Issuer and the purchaser agree to settlement on the Business Day following the date of acceptance, not later than noon, New York City time, on such date. The Issuer will file the Pricing Supplement with the Commission not later than the close of business of the Commission on the second Business Day following the earlier of the date of determination of the Sale Information or the date on which such Pricing Supplement is first used.

Delivery of Confirmation and Prospectus to Purchaser by Selling Distributor:
----------------------------------------------------------------------------

         The Selling Distributor will deliver to the purchaser of a Book-Entry Security a written confirmation of the sale and delivery and payment instructions. In addition, the Selling Distributor will deliver to such purchaser or its agent the Prospectus as amended or supplemented (including the Pricing Supplement) in relation to such Book-Entry Security prior to or together with the earlier of the delivery to such purchaser or its agent of (a) the confirmation of sale or (b) the Book-Entry Security.

Date of Settlement:
-------------------

         The receipt by the Issuer of immediately available funds in payment for a Book-Entry Security and the authentication and issuance of the Global Security representing such Book-Entry Security shall constitute "settlement" with respect to such Book-Entry Security. All orders of Book-Entry Securities solicited by a Selling Distributor and accepted by the Issuer on a particular date (the "Trade Date") will be settled on a date (the "Settlement Date") which is the third Business Day after the Trade Date pursuant to the "Settlement Procedure Timetable" set forth below, unless the Issuer and the purchaser agree to settlement on another Business Day which shall be no earlier than the next Business Day after the Trade Date.

Settlement Procedure Timetable:
-------------------------------

         For orders of Book-Entry Securities solicited by an Distributor, as agent, and accepted by the Issuer for settlement on the first Business Day after the Trade Date, Settlement Procedures "A" through "I" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

Settlement
Procedure        Time              Date
---------        ----              ----

    A          5:00 p.m.       on the Business Day following the Trade Date or
                               10:00 a.m. on the Business Day prior to the
                               Settlement Date, whichever is earlier
    B         12:00 noon       on the second Business Day immediately
                               preceding the Settlement Date
    C          2:00 p.m.       on the second Business Day immediately
                               preceding the Settlement Date
    D          9:00 a.m.       on the Settlement Date
    E         10:00 a.m.       on the Settlement Date
  F - G        2:00 p.m.       on the Settlement Date
    H          4:45 p.m.       on the Settlement Date
    I          5:00 p.m.       on the Settlement Date

         If the initial interest rate for a Floating Rate Book-Entry Security has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but not later than 2:00 p.m. on the second Business Day immediately preceding the Settlement Date. Settlement Procedure "H" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

         If settlement of a Book-Entry Security is rescheduled or canceled, the Trustee, upon obtaining knowledge thereof, will deliver to the Depositary, through the Depositary's

Participation Terminal System, a cancellation message to such effect by no later than 2:00 p.m. on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:
------------------

         If the Trustee fails to enter an SDFS deliver order with respect to a Book-Entry Security pursuant to Settlement Procedure "F", the Trustee may deliver to the Depositary, through the Depositary's Participant Terminal System, as soon as practicable a withdrawal message instructing the Depositary to debit such Book-Entry Security to the Trustee's participant account, provided that the Trustee's participant account contains a principal amount of the Global Security representing such Book-Entry Security that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Securities represented by a Global Security, the Trustee will cancel such Global Security, make appropriate entries in the Trustee's records and, unless otherwise instructed by the Issuer, destroy the Global Security. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Securities represented by a Global Security, the Trustee will exchange such Global Security for two Global Securities, one of which shall represent such Book-Entry Security or Securities and shall be cancelled immediately after issuance (and, unless otherwise instructed by the Issuer, destroyed by the Trustee) and the other of which shall represent the remaining Book-Entry Securities previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

         If the purchase price for any Book-Entry Security is not timely paid to the participants with respect to such Book-Entry Security by the beneficial purchaser thereof (or a person, including an indirect participant in the Depositary, acting on behalf of such purchaser), such participants and, in turn, the Distributor for such Book-Entry Security may enter deliver orders through the Depositary's Participant Terminal System debiting such Book-Entry Security to such participant's account and crediting such Book-Entry Security to such Distributor's account and then debiting such Book-Entry Security to such Distributor's participant account and crediting such Book-Entry Security to the Trustee's participant account and shall notify the Issuer and the Trustee thereof. Thereafter, the Trustee will (i) immediately notify the Issuer of such order and the Issuer shall transfer to such Distributor funds available for immediate use in an amount equal to the price of such Book-Entry Security which was credited to the account of the Issuer maintained at the Trustee in accordance with Settlement Procedure I, and (ii) deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the applicable Distributor to perform its obligations hereunder or under the Distribution Agreement, the Issuer will reimburse such Distributor on an equitable basis for the loss of its use of funds during the period when the funds were credited to the account of the Issuer.

         Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Security, the Depositary may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Securities to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedure "D", for the authentication and issuance of a Global Security representing the other Book-Entry Securities to have been represented by such Global Security and will make appropriate entries in its records. The Issuer will, from time to time, furnish the Trustee with a sufficient quantity of forms of Global Securities.